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                                                                    EXHIBIT 23.5

                   CONSENT OF SHATTUCK HAMMOND PARTNERS INC.

     We hereby consent to the filing of the form of opinion as Exhibit 99.1 and to the reference made to the firm under the captions "Summary -- Conditions to the Mergers and Exchanges," "Approval of the Mergers, Exchanges and Related Transactions -- The Ide Group's Material Contacts and Board Deliberations,"
"-- Conditions of the Merger Agreements and Exchange Agreements" and
"-- Opinions of Shattuck Hammond Partners Inc." in the Prospectus/Joint Proxy Statement constituting part of the Registration Statement on Form S-4 of the Registrant.

                                          SHATTUCK HAMMOND PARTNERS INC.

                                          By: /s/ MITCHELL KORNBLIT
                                          --------------------------------------
                                                  Mitchell Kornblit

                                          Its:
                                          --------------------------------------

New York, New York
October 31, 1997